Exhibit 99.1

For Immediate Release:	For further information, contact:
Patrick Cassidy
ir@mariner-energy.com
(713) 954-5558

Mariner Energy Reports 2010 Second Quarter Results
Houston, Texas/August 5, 2010 — For the three-month period ended June 30, 2010, Mariner Energy, Inc. (NYSE: ME) reported net income of $1.7 million, which equates to basic and fully-diluted earnings per share of $0.02. This compares with net income of $17.2 million, or $0.19 per basic and fully-diluted share, for the same three-month period in the prior year.
Net production for second quarter 2010 was 4,764 Mboe (thousand barrels of oil equivalent), compared with 5,481 Mboe for second quarter 2009. Total natural gas net production for second quarter 2010 was 17.7 billion cubic feet (Bcf), compared with 23.8 Bcf for the same period in the prior year. Total net oil production for second quarter 2010 was 1.3 million barrels (MMBbls), compared with 1.2 MMBbls for the same period in 2009. Natural gas liquids (NGL) net production for second quarter 2010 was 0.5 MMBbls, compared with 0.3 MMBbls for second quarter 2009.
For second quarter 2010, Mariner’s average realized natural gas price was $5.23 per thousand cubic feet (Mcf) compared with $5.98 per Mcf for the same period in 2009. Mariner’s average realized oil price was $73.98 per barrel (Bbl) for second quarter 2010, compared with $66.91 per Bbl for second quarter 2009. The average realized NGL price was $39.28 per Bbl for second quarter 2010, compared with $24.68 per Bbl for the same period in 2009. Average realized prices reflect settlements during the period under Mariner’s hedging program.
OPERATIONAL UPDATE
Offshore
Mariner drilled six offshore wells in the second quarter 2010, five of which were successful:

		Working	Water Depth
Well Name	Operator	Interest	(Ft)	Location
South Marsh Island 11 #58	Mariner	100%	73	Conventional Shelf
West Cameron 112 A-2	Mariner	55%	43	Conventional Shelf
De Soto Canyon 4 #1	Murphy	13%	5,822	Conventional Deepwater
Keathley Canyon 875 #2	Anadarko	17%	6,840	Deepwater Subsalt
High Island 206 B-3	Mariner	100%	55	Conventional Shelf
As of June 30, 2010 no offshore wells were drilling.

Onshore
In second quarter 2010, Mariner drilled 21 development wells and nine extension wells in the Permian Basin, all of which were successful. The company also drilled three wells on other onshore properties, all of which were successful. As of June 30, 2010, Mariner has seven rigs working on its Permian Basin properties and one on other onshore properties.
About Mariner Energy, Inc.
Mariner Energy is an independent oil and gas exploration, development, and production company headquartered in Houston, Texas, with principal operations in the Permian Basin, Gulf Coast and Gulf of Mexico. For more information about Mariner, visit the company’s website at www.mariner-energy.com.
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MARINER ENERGY, INC.
SELECTED OPERATING DATA
(Unaudited)
Net Production, Realized Pricing and Operating Costs

	Three Months Ended
	June 30,
	2010	2009
Net production:
Natural gas (Bcf)	17.7	23.8
Oil (MMBbls)	1.3	1.2
Natural gas liquids (MMBbls)	0.5	0.3
Total production (Mboe)	4,764	5,481
Realized prices (net of hedging):
Natural gas ($/Mcf)	$5.23	$5.98
Oil ($/Bbl)	73.98	66.91
Natural gas liquids ($/Bbl)	39.28	24.68
Operating costs per Boe:
Lease operating expense	$12.53	$8.59
Severance and ad valorem taxes	1.28	0.68
Transportation expense	0.92	0.83
General and administrative expense	5.01	3.85
Depreciation, depletion and amortization	19.76	18.30

MARINER ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009

Revenues:
Natural gas sales	$92,414	$142,363
Oil sales	96,496	78,954
Natural gas liquids sales	20,166	8,193
Other revenues	1,696	2,460

Total revenues	210,772	231,970
Cost and Expenses:
Lease operating expense	59,710	47,092
Severance and ad valorem taxes	6,101	3,730
Transportation expense	4,401	4,575
General and administrative expense	23,859	21,122
Depreciation, depletion and amortization	94,127	100,282
Other miscellaneous expense	807	2,758

Total costs and expenses	189,005	179,559

OPERATING INCOME (LOSS)	21,767	52,411

Other Income (Expense):
Interest income	634	302
Interest expense, net of capitalized amounts	(19,885)	(16,972)

Income (Loss) before taxes	2,516	35,741
(Provision) Benefit for income taxes	(812)	(18,528)

Net income (loss)	$1,704	$17,213

Earnings per share:
Net income (loss) per share-basic	$0.02	$0.19
Net income (loss) per share-diluted	$0.02	$0.19

Weighted average shares outstanding-basic	101,371,705	91,798,761
Weighted average shares outstanding-diluted	102,631,715	92,152,933

MARINER ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2010	December 31, 2009
Current Assets
Cash and cash equivalents	$7,656	$8,919
Receivables, net of allowances	135,486	148,725
Insurance receivables	7,681	8,452
Derivative financial instruments	25,792	2,239
Intangible assets	12,676	22,615
Prepaid expenses and other	27,126	11,667
Deferred income tax	—	9,704

Total current assets	216,417	212,321
Property and Equipment
Proved oil and gas properties, full-cost method	5,420,608	5,117,273
Unproved properties, not subject to amortization	439,604	292,237

Total oil and gas properties	5,860,212	5,409,510
Other property and equipment	56,202	55,695
Accumulated depreciation, depletion and amortization:
Proved oil and gas properties	(3,059,123)	(2,884,411)
Other property and equipment	(10,039)	(8,235)

Total accumulated depreciation, depletion and amortization	(3,069,162)	(2,892,646)

Total property and equipment, net	2,847,252	2,572,559
Derivative financial instruments	19,154	902
Deferred income tax	—	12,491
Other assets, net of amortization	83,772	68,932

TOTAL ASSETS	$3,166,595	$2,867,205

Current Liabilities
Accounts payable	$8,805	$3,579
Accrued liabilities	139,923	137,206
Accrued capital costs	139,404	140,941
Deferred income tax	6,447	—
Abandonment liability	86,799	54,915
Accrued interest	8,171	8,262
Derivative financial instruments	7,606	27,708

Total current liabilities	397,155	372,611

Long-Term Liabilities
Abandonment liability	308,443	362,972
Deferred income tax	10,306	—
Derivative financial instruments	—	15,017
Long-term debt	1,458,564	1,194,850
Other long-term liabilities	35,475	38,800

Total long-term liabilities	1,812,788	1,611,639

Stockholders’ Equity
Common stock, $.0001 par value; 180,000,000 shares authorized;	10	10
103,140,173 shares issued and outstanding at June 30, 2010; 180,000,000 shares authorized, 101,806,825 shares issued and outstanding at December 31, 2009
Additional paid-in capital	1,266,081	1,257,526
Accumulated other comprehensive income/(loss)	22,220	(25,955)
Accumulated deficit	(331,659)	(348,626)

Total stockholders’ equity	956,652	882,955

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,166,595	$2,867,205

MARINER ENERGY, INC.
SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
Operating cash flow (1)	$236,140	$280,532
Changes in operating assets and liabilities	(37,907)	57,199

Net cash provided by operating activities	$198,233	$337,731

Net cash used in investing activities	$(455,556)	$(319,241)

Net cash provided by financing activities	$256,060	$11,949

Increase (decrease) in cash and cash equivalents	$(1,263)	$30,439

(1)	See below for reconciliation of this non-GAAP measure.
Important Information Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements generally are accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. Forward-looking statements provided in this press release are based on Mariner’s current belief based on currently available information as to the outcome and timing of future events and assumptions that Mariner believes are reasonable. Mariner does not undertake to update its guidance, estimates or other forward-looking statements as conditions change or as additional information becomes available. Estimated reserves are related to hydrocarbon prices. Hydrocarbon prices used in estimating reserves may vary significantly from actual future prices. Therefore, volumes of reserves actually recovered may differ significantly from such estimates. Mariner cautions that its forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development, production and sale of oil and natural gas. These risks include, but are not limited to, price volatility or inflation, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks described in Mariner’s latest Annual Report on Form 10-K and other documents filed by Mariner with the Securities and Exchange Commission (SEC). Any of these factors could cause Mariner’s actual results and plans of Mariner to differ materially from those in the forward-looking statements. Investors are urged to read Mariner’s latest Annual Report on Form 10-K and other documents filed by Mariner with the SEC.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.

Reconciliation of Non-GAAP Measure: Operating Cash Flow
Operating cash flow (OCF) is not a financial or operating measure under generally accepted accounting principles in the United States of America (GAAP). The table below reconciles OCF to related GAAP information. Mariner believes that OCF is a widely accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but OCF should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.

	Six Months Ended
	June 30,
	2010	2009
	(In thousands)
	(Unaudited)
Net cash provided by operating activities	$198,233	$337,731
Less: Changes in operating assets and liabilities	(37,907)	57,199

Operating cash flow (non-GAAP)	$236,140	$280,532